Exhibit 99.1

Hydrofarm Enters into Agreement to Acquire Aurora Innovations and its Organic Nutrients and Grow Media Operations

Aurora Innovations Brings Valuable Manufacturing Presence on the West Coast in Oregon, on the East Coast in New York State, and in Western Canada

Fairless Hills, Pa. (June 17, 2021) – Hydrofarm Holdings Group, Inc. (“Hydrofarm”) (Nasdaq: HYFM), a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), announced it has entered into an agreement to acquire Aurora Innovations, Inc., Aurora International, Inc., and Gotham Properties LLC, (“Aurora”), a Eugene, Oregon-based manufacturer and supplier of organic hydroponic products. Aurora’s Roots Organics and Soul soil, grow media and nutrients brands, as well as its Procision perlite and peat moss professional mixes will be added to Hydrofarm’s lineup of high performance, proprietary branded products.

Hydrofarm will fund the closing transaction consideration of $161 million using a combination of cash and approximately $26 million in newly issued HYFM common stock. The referenced transaction consideration excludes a potential earn out payment estimated at approximately $21 million based on achievement of certain performance metrics. Under the terms of the transaction agreement, Aurora will become a wholly-owned indirect subsidiary of Hydrofarm Holdings Group, Inc. Subject to customary closing conditions, the transaction is expected to be completed in July 2021.

Founded in 2000, Aurora is a family-owned business with a strong vertically integrated manufacturing base with three locations across North America. The company is dedicated to ethical and sustainable practices and offers comprehensive plant fertility product lines free from harmful chemical residues and pesticides. Aurora will add to Hydrofarm’s growing proprietary brand nutrient and grow media line-ups, including its first organic nutrient and premium soil brands. Hydrofarm will also gain new domestic manufacturing and distribution capabilities on the east and west coasts along with a peat moss harvesting operation in Canada.

“We are pleased to welcome Aurora into our portfolio of quality brands, as our momentum continues to build on the acquisitions front. Aurora has blazed trails for earth-friendly growers, and their Roots Organics line is very popular – a standout for its focus on microbe stimulants,” said Bill Toler, Chairman and Chief Executive Officer of Hydrofarm. “Aurora’s pioneering R&D lab work in plant nutrition over the past 10-plus years has led to the development of innovative products that improve yields for growers, while simultaneously advancing science in a meaningful way.”

“The timing is right for us to now join forces with Hydrofarm, a company we’ve long admired over the past 20 years and a trusted and highly respected player in the hydroponics industry,” said Bowe McGinnis, Vice President and co-founder of Aurora. “We have the skilled staff, and the motivation for serious research into plant nutrition and world class manufacturing capacity to deliver premium plant nutrition and grow media products. We look forward to streamlining our operations with Hydrofarm’s strong distribution capabilities and helping to support the continued growth of Hydrofarm which has long been recognized as the choice for professional growers and controlled environment agriculture.”

“Hydrofarm’s deep foothold on distribution in the Canadian market also allows us to maintain our focus on making deluxe organic products for sustainable farming,” said Austin Weiner, Vice President and co-founder of Aurora. “With our in-house sources for essential base ingredients like peat, perlite, and worm castings, we have adopted a grassroots approach to product design that has resonated with farmers over the years.” Peat, perlite, and worm castings are integral ingredients of premium grow media products that support high yielding plant growth. Aurora’s Canadian peat business offers Hydrofarm access to a valuable resource for growers.

The strategic combination satisfies Hydrofarm’s stated goals of acquiring high-growth businesses with attractive margin profiles that manufacture and/or own the proprietary branded products they sell. Hydrofarm expects Aurora to generate approximately $60 million in net sales across the full calendar year 2021. The full transaction consideration, including the estimated earnout payment, represents an acquisition value of approximately 9x Aurora’s 2021 Adjusted EBITDA, excluding synergies but including the net present value of estimated tax benefits resulting from the transaction.

Rothschild & Co is serving as financial advisor, and Perkins Coie is serving as legal advisor to Hydrofarm. B\VAL CPAs & Advisors is serving as financial advisor, and Gleaves Swearingen is serving as legal advisor to Aurora.

The announcement follows Hydrofarm’s recent acquisitions of hydroponic nutrient brands HEAVY 16, House & Garden, and Mad Farmer.

About Hydrofarm Holdings Group, Inc.

Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. For additional information, please visit: www.hydrofarm.com

About Aurora Innovations, Inc. and Aurora International, Inc.

Aurora Innovations was founded in 2000 in Eugene, Oregon by a group of conscientious, organic gardeners. Aurora is dedicated to bringing you superior and unique organic gardening products so you and our planet will be healthier and happier. Visit https://www.aurorainnovations.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:

ICR

Fitzhugh Taylor

ir@hydrofarm.com

Media Contacts:

The LAKPR Group

Hannah Arnold, 202-559-9171, harnold@lakpr.com

Lynn Trono, 323-672-8226, ltrono@lakpr.com

-or-

Hydrofarm

Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com